Exhibit 99.1

FOR IMMEDIATE RELEASE
Casey’s General Stores, Inc.
One SE Convenience Blvd
Ankeny, IA 50021
Casey's Announces Fourth Quarter Results
Ankeny, IA, June 7, 2022 - Casey’s General Stores, Inc., ("Casey's" or the "Company") (Nasdaq symbol CASY) one of the leading convenience store chains in the United States, today announced financial results for the three months and year ended April 30, 2022.

Fourth Quarter 2022 Key Highlights

•Diluted EPS of $1.60, up 43% from the same period a year ago.
•Inside same-store sales up 5.2% with an inside margin of 39.4%.
•Fuel same-store gallons sold up 1.5% with a fuel margin of 36.2 cents per gallon.
•Casey's increased the quarterly dividend 9% to $0.38 per share, marking the 23rd consecutive annual increase.

Fiscal Year 2022 Key Highlights

•Diluted EPS of $9.10, an all-time high.
•Casey's Rewards members of approximately 5 million at year-end, adding over 1.3 million in the fiscal year.
•Total store growth of 228 stores, including 207 acquired locations, marking the largest unit growth year in the Company's history.
•Strong performance led the Company to prepay $168 million in variable rate debt.

“Casey's delivered another record fiscal year to its shareholders with inside sales up 6.6%," said Darren Rebelez, President and CEO. “Inside same-store sales were driven by strong prepared food and dispensed beverages, most notably pizza slices and our new breakfast offering. Private label's tremendous progress resulted in exiting the quarter at 5% sales penetration of the grocery and general merchandise category. Despite all-time high fuel costs and challenging macro-economic conditions, fuel volume and margins remained strong. We had the most acquisitive year in our Company's history, finishing the year with 2,452 stores. Thanks to the hard work and commitment of the Casey's team, we are well positioned to deliver on our long-term strategic plan commitments in fiscal 2023.”

Earnings

	Three Months Ended April 30,		Twelve Months Ended April 30,
	2022	2021	2022	2021
Net income (in thousands)	$59,777	$41,698	$339,790	$312,900
Diluted earnings per share	$1.60	$1.12	$9.10	$8.38
Adjusted EBITDA (in thousands)	$165,506	$140,556	$800,040	$728,924

Fourth quarter net income, Diluted EPS, and Adjusted EBITDA (reconciled later in the document) were up compared to the same period a year ago due to higher profitability both inside the store and in fuel, partially offset by higher operating expenses. Net income and Diluted EPS were also positively affected by a lower tax rate, and negatively affected by higher interest expense and higher depreciation expense.

Inside

	Three Months Ended April 30,		Twelve Months Ended April 30,
	2022	2021	2022	2021
Inside sales (in thousands)	$1,037,315	$913,364	$4,345,627	$3,811,521
Inside same-store sales	5.2%	12.8%	6.6%	4.0%
Grocery and general merchandise same-store sales	4.3%	12.5%	6.3%	6.6%
Prepared food and dispensed beverage same-store sales	7.6%	13.4%	7.4%	(2.1)%
Inside gross profit (in thousands)	$409,040	$364,872	$1,739,829	$1,526,262
Inside margin	39.4%	39.9%	40.0%	40.0%
Grocery and general merchandise margin	32.5%	31.8%	32.7%	32.0%
Prepared food and dispensed beverage margin	56.9%	60.1%	59.2%	60.1%

Total inside sales were up 14% for the quarter and total inside gross profit was up 12%. Inside same-store sales were driven by strong sales in pizza slices and breakfast sandwiches, along with non-alcoholic and alcoholic beverages. Inside margin was down 50 basis points for the quarter primarily due to inflationary pressures in the prepared food and dispensed beverage category, partially offset by pricing actions and an increase in single-serve and smaller package sized non-alcoholic and alcoholic beverages in the grocery and general merchandise category.

Fuel1

	Three Months Ended April 30,		Twelve Months Ended April 30,
	2022	2021	2022	2021
Fuel gallons sold (in thousands)	621,118	535,274	2,579,179	2,180,772
Same-store gallons sold	1.5%	6.4%	4.4%	(8.1)%
Fuel gross profit (in thousands)	$224,637	$176,664	$928,868	$761,247
Fuel margin (cents per gallon, excluding credit card fees)	36.2 ¢	33.0 ¢	36.0 ¢	34.9 ¢

Same-store gallons sold were up 1.5% for the quarter, and up 8% on a two-year stacked basis. Fuel gross profit was up 27% due to an increase of 3.2 cents per gallon in fuel margin coupled with a 16% increase in total fuel gallons sold, despite a significant increase in fuel cost experienced at the end of the quarter. The Company sold $1.1 million in renewable fuel credits (RINs) in the fourth quarter, while no RINs were sold in the same period last year.

Operating Expenses

	Three Months Ended April 30,		Twelve Months Ended April 30,
	2022	2021	2022	2021
Operating expenses (in thousands)	$490,904	$426,308	$1,961,473	$1,637,191
Credit card fees (in thousands)	$53,208	$38,981	$202,584	$147,366
Same-store operating expense excluding credit card fees	8.0%	6.5%	8.9%	3.0%

Operating expenses increased 15.2% for the fourth quarter. Approximately 9% of the increase is due to operating 209 more stores than a year ago. Additionally, approximately 4% was related to same-store employee expense. Finally, approximately 2% of the change was related to same-store credit card fees due to the higher price of retail fuel.

1 Fuel category does not include wholesale fuel activity, which is included in Other.

Expansion

Store Count
Stores at April 30, 2021	2,243
New store construction	21
Acquisitions	207
Acquisitions not opened	(3)
Prior acquisitions opened	4
Closed	(20)
Stores at April 30, 2022	2,452

Liquidity
At April 30, the Company had approximately $634 million in available liquidity, consisting of approximately $159 million in cash and cash equivalents on hand and $475 million in undrawn borrowing capacity on existing lines of credit. The Company prepaid variable rate debt by approximately $168 million in the quarter.

Share Repurchase
The Company has $400 million remaining under its existing share repurchase authorization. There were no repurchases made against that authorization in the fourth quarter.

Dividend
At its June meeting, the Board of Directors voted to increase the quarterly dividend by 9% to $0.38 per share, which is the 23rd consecutive year increasing the dividend. The dividend is payable August 15, 2022 to shareholders of record on August 1, 2022.

Fiscal 2023 Outlook
Casey's expects the following performance during fiscal 2023. The Company expects same-store inside sales to increase 4% to 6% and maintain an inside margin of approximately 40%. The Company expects same-store fuel gallons to be flat to 2% higher. Total operating expenses are expected to increase approximately 9% to 10%. The Company expects to add approximately 80 stores in fiscal 2023, and expects to exceed our stated three year commitment of 345 units. Interest expense is expected to be approximately $55 million. Depreciation and amortization is expected to be approximately $320 million and the purchase of property plant and equipment is expected to be approximately $450 to $500 million, including approximately $135 million in one-time store remodel costs for recently acquired stores. The tax rate is expected to be approximately 24% to 26% for the year.

Casey’s General Stores, Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(Dollars in thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended April 30,		Twelve Months Ended April 30,
	2022	2021	2022	2021
Total revenue	$3,458,942	$2,378,236	$12,952,594	$8,707,189
Cost of goods sold (exclusive of depreciation and amortization, shown separately below)	2,802,199	1,817,244	10,189,880	6,350,754
Operating expenses	490,904	426,308	1,961,473	1,637,191
Depreciation and amortization	77,866	69,897	303,541	265,195
Interest, net	15,291	11,168	56,972	46,679
Income before income taxes	72,682	53,619	440,728	407,370
Federal and state income taxes	12,905	11,921	100,938	94,470
Net income	$59,777	$41,698	$339,790	$312,900
Net income per common share
Basic	$1.61	$1.12	$9.14	$8.44
Diluted	$1.60	$1.12	$9.10	$8.38
Basic weighted average shares	37,170,941	37,117,504	37,158,898	37,092,273
Plus effect of stock compensation	197,800	263,969	197,800	263,865
Diluted weighted average shares	37,368,741	37,381,473	37,356,698	37,356,138

Casey’s General Stores, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Dollars in thousands)
(Unaudited)

	April 30, 2022	April 30, 2021
Assets
Current assets
Cash and cash equivalents	$158,878	$336,545
Receivables	108,028	79,698
Inventories	396,199	286,598
Prepaid expenses	17,859	11,214
Income taxes receivable	44,071	9,578
Total current assets	725,035	723,633
Other assets, net of amortization	187,219	82,147
Goodwill	612,934	161,075
Property and equipment, net of accumulated depreciation of $2,425,709 at April 30, 2022 and $2,206,405 at April 30, 2021	3,980,542	3,493,459
Total assets	$5,505,730	$4,460,314
Liabilities and Shareholders’ Equity
Current liabilities
Current maturities of long-term debt and finance lease obligations	$24,466	$2,354
Accounts payable	588,783	355,471
Accrued expenses	291,429	254,924
Total current liabilities	904,678	612,749
Long-term debt and finance lease obligations, net of current maturities	1,663,403	1,361,395
Deferred income taxes	520,472	439,721
Deferred compensation	12,746	15,094
Insurance accruals, net of current portion	27,957	26,239
Other long-term liabilities	135,636	72,437
Total liabilities	3,264,892	2,527,635
Total shareholders’ equity	2,240,838	1,932,679
Total liabilities and shareholders’ equity	$5,505,730	$4,460,314

Casey’s General Stores, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	Twelve months ended April 30,
	2022	2021
Cash flows from operating activities:
Net income	$339,790	$312,900
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	303,541	265,195
Amortization of debt issuance costs	2,527	1,603
Stock-based compensation	37,976	31,986
(Gain) loss on disposal of assets and impairment charges	(1,201)	9,680
Deferred income taxes	82,721	4,123
Changes in assets and liabilities:
Receivables	(33,025)	(26,278)
Inventories	(76,730)	(50,342)
Prepaid expenses	(6,376)	(1,413)
Accounts payable	165,893	166,546
Accrued expenses	23,574	65,497
Income taxes	(35,716)	5,714
Other, net	(14,233)	18,877
Net cash provided by operating activities	788,741	804,088
Cash flows from investing activities:
Purchase of property and equipment	(326,475)	(441,252)
Payments for acquisitions of businesses, net of cash acquired	(901,638)	(9,356)
Proceeds from sales of property and equipment	70,118	6,268
Net cash used in investing activities	(1,157,995)	(444,340)
Cash flows from financing activities:
Proceeds from long-term debt	450,000	650,000
Repayments of long-term debt	(188,537)	(571,661)
Payments of debt issuance costs	(1,149)	(5,525)
Net payments of short-term debt	—	(120,000)
Proceeds from exercise of stock options	133	1,784
Payments of cash dividends	(51,212)	(47,971)
Tax withholdings on employee stock-based awards	(17,648)	(8,105)
Net cash provided by (used in) financing activities	191,587	(101,478)

Net (decrease) increase in cash and cash equivalents	(177,667)	258,270
Cash and cash equivalents at beginning of the period	336,545	78,275
Cash and cash equivalents at end of the period	$158,878	$336,545
SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION

	Twelve months ended April 30,
	2022	2021
Cash paid during the period for:
Interest, net of amount capitalized	$54,499	$48,508
Income taxes, net	49,565	80,916
Noncash investing and financing activities:
Purchased property and equipment in accounts payable	46,659	9,204

Summary by Category (Amounts in thousands)
Three months ended April 30, 2022	Fuel	Grocery & General Merchandise	Prepared Food & Dispensed Beverage	Other	Total
Revenue	$2,344,630	$744,043	$293,272	$76,997	$3,458,942
Gross profit	$224,637	$242,065	$166,975	$23,066	$656,743
	9.6%	32.5%	56.9%	30.0%	19.0%
Fuel gallons sold	621,118
Three months ended April 30, 2021
Revenue	$1,445,119	$649,822	$263,542	$19,753	$2,378,236
Gross profit	$176,664	$206,480	$158,392	$19,456	$560,992
	12.2%	31.8%	60.1%	98.5%	23.6%
Fuel gallons sold	535,274

Summary by Category (Amounts in thousands)
Twelve months ended April 30, 2022	Fuel	Grocery & General Merchandise	Prepared Food & Dispensed Beverage	Other	Total
Revenue	$8,312,038	$3,141,527	$1,204,100	$294,929	$12,952,594
Gross profit	$928,868	$1,027,477	$712,352	$94,017	$2,762,714
	11.2%	32.7%	59.2%	31.9%	21.3%
Fuel gallons sold	2,579,179
Twelve months ended April 30, 2021
Revenue	$4,825,466	$2,724,374	$1,087,147	$70,202	$8,707,189
Gross profit	$761,247	$872,573	$653,689	$68,926	$2,356,435
	15.8%	32.0%	60.1%	98.2%	27.1%
Fuel gallons sold	2,180,772

Fuel Gallons						Fuel Margin
Same-store Sales						(Cents per gallon, excluding credit card fees)
	Q1	Q2	Q3	Q4	Fiscal Year		Q1		Q2		Q3		Q4		Fiscal Year
F2022	9.0%	2.5%	5.7%	1.5%	4.4%	F2022	35.1	¢	34.7	¢	38.3	¢	36.2	¢	36.0	¢
F2021	(14.6)	(8.6)	(12.1)	6.4	(8.1)	F2021	38.2		35.3		32.9		33.0		34.9
F2020	(2.0)	(1.8)	(2.0)	(14.7)	(5.1)	F2020	24.4		22.9		21.7		40.8		26.8

Grocery & General Merchandise						Grocery & General Merchandise
Same-store Sales						Margin
	Q1	Q2	Q3	Q4	Fiscal Year		Q1	Q2	Q3	Q4	Fiscal Year
F2022	7.0%	6.8%	7.7%	4.3%	6.3%	F2022	33.0%	33.3%	32.0%	32.5%	32.7%
F2021	3.6	6.6	5.4	12.5	6.6	F2021	32.2	33.3	30.7	31.8	32.0
F2020	3.2	3.2	3.5	(2.0)	1.9	F2020	31.3	33.3	32.9	30.4	32.0

Prepared Food & Dispensed Beverage						Prepared Food & Dispensed Beverage
Same-store Sales						Margin
	Q1	Q2	Q3	Q4	Fiscal Year		Q1	Q2	Q3	Q4	Fiscal Year
F2022	10.8%	4.1%	7.4%	7.6%	7.4%	F2022	61.0%	60.6%	58.0%	56.9%	59.2%
F2021	(9.8)	(3.6)	(5.0)	13.4	(2.1)	F2021	59.7	60.1	60.6	60.1	60.1
F2020	1.6	1.9	2.8	(13.5)	(1.5)	F2020	62.2	60.9	60.2	60.0	60.9

RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA
We define EBITDA as net income before net interest expense, income taxes, depreciation and amortization. Adjusted EBITDA further adjusts EBITDA by excluding the gain or loss on disposal of assets as well as impairment charges. Neither EBITDA nor Adjusted EBITDA are considered GAAP measures, and should not be considered as a substitute for net income, cash flows from operating activities or other income or cash flow statement data. These measures have limitations as analytical tools, and should not be considered in isolation or as substitutes for analysis of our results as reported under GAAP. We strongly encourage investors to review our financial statements and publicly filed reports in their entirety and not to rely on any single financial measure.
We believe EBITDA and Adjusted EBITDA are useful to investors in evaluating our operating performance because securities analysts and other interested parties use such calculations as a measure of financial performance and debt service capabilities, and they are regularly used by the Company for internal purposes including our capital budgeting process, evaluating acquisition targets, assessing performance, and awarding incentive compensation.
Because non-GAAP financial measures are not standardized, EBITDA and Adjusted EBITDA, as defined by us, may not be comparable to similarly titled measures reported by other companies. It therefore may not be possible to compare our use of these non-GAAP financial measures with those used by other companies.
The following table contains a reconciliation of net income to EBITDA and Adjusted EBITDA for the three and twelve months ended April 30, 2022 and 2021:

(In thousands)	Three Months Ended April 30,		Twelve Months Ended April 30,
	2022	2021	2022	2021
Net income	$59,777	$41,698	$339,790	$312,900
Interest, net	15,291	11,168	56,972	46,679
Depreciation and amortization	77,866	69,897	303,541	265,195
Federal and state income taxes	12,905	11,921	100,938	94,470
EBITDA	$165,839	$134,684	$801,241	$719,244
(Gain) loss on disposal of assets and impairment charges	(333)	5,872	(1,201)	9,680
Adjusted EBITDA	$165,506	$140,556	$800,040	$728,924
NOTES:
•Gross Profit or Margin is defined as revenue less cost of goods sold (exclusive of depreciation and amortization)
•Inside is defined as the combination of Grocery and General Merchandise and Prepared Food and Dispensed Beverage

This release contains statements that may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including those related to expectations for future periods, possible or assumed future results of operations, financial conditions, liquidity and related sources or needs, business and/or integration strategies, plans and synergies, supply chain, growth opportunities, performance at our stores. There are a number of known and unknown risks, uncertainties, and other factors that may cause our actual results to differ materially from any results expressed or implied by these forward-looking statements, including but not limited to the execution of our strategic plan, the integration and financial performance of acquired stores, wholesale fuel, inventory and ingredient costs, distribution challenges and disruptions, the impact and duration of COVID-19 and related governmental actions, the impact and duration of the conflict in Ukraine or other geopolitical disruptions, as well as other risks, uncertainties and factors which are described in the Company’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q, as filed with the Securities and Exchange Commission and available on our website. Any forward-looking statements contained in this release represent our current views as of the date of this release with respect to future events, and Casey’s disclaims any intention or obligation to update or revise any forward-looking statements in the release whether as a result of new information, future events, or otherwise.
Corporate information is available at this website: https://www.caseys.com. Earnings will be reported during a conference call on June 8, 2022. The call will be broadcast live over the Internet at 7:30 a.m. CDT.  To access the call, go to the Events and Presentations section of our website at https://investor.caseys.com/events-and-presentations/default.aspx.  No access code is required.  A webcast replay of the call will remain available in an archived format on the Events and Presentations section of our website at https://investor.caseys.com/events-and-presentations/default.aspx for one year after the call.

Investor Relations Contact:	Media Relations Contact:
Brian Johnson (515) 965-6587	Katie Petru (515) 446-6772